NEWS RELEASE

FOR IMMEDIATE RELEASE
HOUSTON and LONDON, August 1, 2025

LyondellBasell Reports Second Quarter 2025 Earnings

•Net income: $115 million, $202 million excluding identified items1
•Diluted earnings per share: $0.34 per share; $0.62 per share excluding identified items
•EBITDA: $606 million, $715 million excluding identified items
•Cash from operating activities: $351 million
•Returned $536 million to shareholders through dividends and share repurchases
•Continued to execute on strategy while navigating the cycle with operational and financial discipline:
◦Announced the planned sale of select European assets to further optimize the business portfolio
◦Deferring construction of Flex-2 project to preserve capital during the cycle downturn
◦Cash Improvement Plan on track to achieve an increased run-rate of $600 million dollars for 2025 while expanding into 2026 with an incremental target of $500 million
LyondellBasell Industries (NYSE: LYB) (the "company") today announced results for the second quarter 2025. Comparisons with the prior quarter and second quarter 2024 are available in the following table:
Table 1 - Earnings Summary

Millions of U.S. dollars (except share data)	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Sales and other operating revenues	$7,658	$7,677	$8,678	$15,335	$16,982
Net income	115	177	924	292	1,397
Diluted earnings per share	0.34	0.54	2.82	0.88	4.25
Weighted average diluted share count	322	324	326	323	326
EBITDA[1]	606	655	1,643	1,261	2,689
Excluding Identified Items1

Net income excluding identified items	$202	$110	$724	$312	$1,157
Diluted earnings per share excluding identified items	0.62	0.33	2.20	0.95	3.52
Gain on sale of business, pre-tax	—	—	(293)	—	(293)
Asset write-downs, pre-tax	32	—	—	32	—
Cash Improvement Plan costs, pre-tax	20	—	—	20	—
Dutch PO joint venture exit costs, pre-tax	—	117	—	117	—
European transaction costs, pre-tax	10	—	—	10	—
Loss (income) from discontinued operations, pre-tax	47	(196)	26	(149)	(26)
EBITDA excluding identified items	715	576	1,330	1,291	2,293
(1) See “Information Related to Financial Measures” for a discussion of the company’s use of non-GAAP financial measures and Tables 2-5 for reconciliations or calculations of these financial measures. “Identified items” include adjustments for lower of cost or market ("LCM"), gain on sale of business, asset write-downs in excess of $10 million in aggregate for the period, Cash Improvement Plan costs, Dutch PO joint venture exit costs, European transaction costs and discontinued operations.

“As we advance our three-pillar strategy, LYB continues to grow and upgrade our core businesses through disciplined capital allocation that extends our competitive advantage. We are expanding our Cash Improvement Plan to help navigate a prolonged cyclical downturn. Our Value Enhancement Program and portfolio optimization actions remain on track to reap the benefits from a cycle recovery," said Peter Vanacker, LyondellBasell chief executive officer. "We are encouraged by recent improvements in pricing and demand for polyolefins, and we remain cautiously optimistic regarding policy developments to address excess capacity in China and revitalize the European chemical industry. LYB is well-positioned to capture these market tailwinds and create durable, long-term value for our shareholders through consistent execution of our strategy.”

SECOND QUARTER 2025 RESULTS
The company reported net income for the second quarter 2025 of $115 million, or $0.34 per diluted share. During the quarter, the company recognized identified items of $87 million, net of tax. These items, which impacted second quarter earnings by $0.28 per share, related to asset write-downs, transaction costs, the Cash Improvement Plan, and discontinued operations. Second quarter 2025 EBITDA was $606 million, or $715 million excluding identified items.

In North America, the successful completion of turnarounds at the company's Channelview complex enabled higher operating rates that supported a sequential improvement in integrated polyethylene volumes and margins. Domestic demand for polyethylene and polypropylene was seasonally stronger, led by solid demand from consumer packaging, healthcare, and building and construction as well as increased demand from infrastructure markets. A June increase in polyethylene contract prices is providing momentum for third quarter profitability. In Europe, lower feedstock costs helped improve integrated polyethylene margins while polyolefins volumes benefited from increased seasonal demand.

Intermediate Chemicals profitability improved with stronger styrene margins due to lower benzene costs and price support from second quarter industry outages. Oxyfuels margins fell as lower crude oil prices limited the typical seasonal uplift from the summer driving season. During the second quarter, global markets began to adapt to trade volatility, contributing to a more stable operating environment across several product chains.

LyondellBasell generated $351 million in cash from operating activities during the second quarter. The company maintained its balanced approach to capital allocation by investing $539 million in capital expenditures and returning $536 million to shareholders through dividends and share repurchases. At the end of the quarter, LYB held $1.7 billion in cash and cash equivalents and maintained $6.4 billion in available liquidity.

STRATEGY HIGHLIGHTS
LYB continued to execute on its three-pillar strategy by taking decisive actions to reshape its asset base and enhance long-term value creation. The planned sale of four European assets repositions LYB to better serve global markets from a more cost-advantaged asset base. To better align investment levels with cash generation, LYB will delay construction of the Flex-2 project. The Cash Improvement Plan has been expanded and is targeting at least $1.1 billion in cash improvements over 2025 and 2026 to protect the balance sheet and support shareholder returns. The company remains firmly committed to a balanced approach to capital allocation to ensure safe and reliable operations, disciplined growth and shareholder returns while maintaining an investment-grade balance sheet.

OUTLOOK
In the third quarter, the company expects North American integrated polyethylene margins to improve due to the completion of planned maintenance in April and increased prices supported by solid domestic demand and stronger export volumes. In Europe, steady seasonal demand and favorable feedstock costs are expected to continue. Ongoing capacity rationalizations across the region should help to balance regional supply and demand. Oxyfuels margins are expected to remain low for the remainder of the summer season. LYB continues to carefully evaluate potential risks and opportunities associated with evolving tariffs and global trade flows.

To align with global demand and the company's planned maintenance, LYB expects third quarter operating rates of 85% for North American olefins and polyolefins (O&P) assets, 75% for European O&P assets and 80% for Intermediates & Derivatives (I&D) assets.

CONFERENCE CALL
LYB will host a conference call August 1 at 11 a.m. ET. Participants on the call will include Chief Executive Officer Peter Vanacker, Executive Vice President and Chief Financial Officer Agustin Izquierdo, Executive Vice President of Global Olefins and Polyolefins Kim Foley, Executive Vice President of Intermediates and Derivatives Aaron Ledet, Executive Vice President of Advanced Polymer Solutions Torkel Rhenman and Head of Investor Relations David Kinney. For event access, the toll-free dial-in number is 1-877-407-8029, international dial-in number is 201-689-8029 or click the CallMe link. The slides and webcast that accompany the call will be available at investors.lyondellbasell.com/earnings. A replay of the call will be available from 1:00 p.m. ET August 1 until September 1, 2025. The replay toll-free dial-in numbers are 1-877-660-6853 and 201-612-7415. The access ID for each is 13746206.

ABOUT LYONDELLBASELL
We are LyondellBasell (NYSE: LYB) – a leader in the global chemical industry creating solutions for everyday sustainable living. Through advanced technology and focused investments, we are enabling a circular and low carbon economy. Across all we do, we aim to unlock value for our customers, investors and society. As one of the world's largest producers of polymers and a leader in polyolefin technologies, we develop, manufacture and market high-quality and innovative products for applications ranging from sustainable transportation and food safety to clean water and quality healthcare. For more information, please visit www.LyondellBasell.com or follow @LyondellBasell on LinkedIn.

FORWARD-LOOKING STATEMENTS
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this release, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, market conditions, the business cyclicality of the chemical and polymers industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; our ability to successfully implement initiatives identified pursuant to our Value Enhancement Program and generate anticipated earnings; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products, and the related effects of industry production capacities and operating rates; our ability to manage costs; future financial and operating results; our ability to align our assets and grow and upgrade our core, including completing the proposed sale of certain European assets; our ability to reduce our fixed costs and increase cash flow; legal and environmental proceedings; tax rulings, consequences or proceedings; the impacts of tariffs and trade disruptions; technological developments, and our ability to develop new products and process technologies; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers to meet our targets and forecasts, and reduce our emissions and achieve net zero emissions by the time set in our goals; our ability to procure energy from renewable sources; our ability to build a profitable Circular & Low Carbon Solutions business; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; and our ability to comply with debt covenants and to repay our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2024, which can be found at www.LyondellBasell.com on the Investors page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

This release contains time sensitive information that is accurate only as of the date hereof. Information contained in this release is unaudited and is subject to change.

We undertake no obligation to update the information presented herein except as required by law.

INFORMATION RELATED TO FINANCIAL MEASURES
This release makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA, and EBITDA, net income and diluted EPS exclusive of identified items provide useful supplemental information to investors regarding the underlying business trends and performance of the company's ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

We calculate EBITDA as net income (loss) plus interest expense (net), provision for (benefit from) income taxes, and depreciation and amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA, net income and diluted EPS exclusive of identified items. Identified items include adjustments for “lower of cost or market" (“LCM”), gain on sale of business, asset write-downs in excess of $10 million in aggregate for the period, Cash Improvement Plan costs, Dutch PO joint venture exit costs, European transaction costs and discontinued operations. Asset write-downs include impairments of goodwill, impairments of long-lived assets, a write-down of a related party loan receivable and a fourth quarter 2024 deferred tax valuation allowance for one of our Chinese joint ventures recognized in Income (loss) from equity investments. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods, within the same fiscal year as the charge, as market prices recover. A gain or loss on sale of a business is calculated as the consideration received from the sale less its carrying value. Property, plant and equipment are recorded at historical costs. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value. Goodwill is tested for impairment annually in the fourth quarter or whenever events or changes in circumstances indicate that the fair value of a reporting unit with goodwill is below its carrying amount. If it is determined that the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge is recognized. We assess our equity investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. If the decline in value is considered to be other than temporary the investment is written down to its estimated fair value. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In June 2025, we announced plans to sell select olefins & polyolefins assets and the associated business in Europe, resulting in selling expenses, separation costs and employee-related charges (collectively referred to as "transaction costs"). In April 2025, the Company announced the Cash Improvement Plan, focused on strengthening financial performance, which resulted in employee-related charges across all segments. In March 2025, we announced plans to permanently close our Dutch PO joint venture asset, resulting in the recognition of shutdown-related costs. In February 2025, we ceased business operations at our Houston refinery. Accordingly, our refining business, previously disclosed as the Refining segment, is reported as a discontinued operation.

These non-GAAP financial measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated. In addition, we include calculations for certain other financial measures to facilitate understanding. This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change.
LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

Additional operating and financial information may be found on our website at investors.lyondellbasell.com.

###

Source: LyondellBasell Industries

Investor Contact: David Kinney +1 713-309-7141
Media Contact: Nick Facchin +1 713-309-4791

Table 2 - Reconciliations of Net Income to Net Income Excluding Identified Items and to EBITDA Including and Excluding Identified Items
	Three Months Ended				Six Months Ended
Millions of U.S. dollars	June 30, 2025	March 31, 2025		June 30, 2024	June 30, 2025	June 30, 2024
Net income	$115	$177		$924	$292	$1,397
Identified items
less: Gain on sale of business, pre-tax(a)	—	—		(293)	—	(293)
add: Asset write-downs, pre-tax(b)	32	—		—	32	—
add: Cash Improvement Plan costs, pre-tax(c)	20	—		—	20	—
add: Dutch PO joint venture exit costs, pre-tax(d)	—	117		—	117	—
add: European transaction costs, pre-tax(e)	10	—		—	10	—
less: Loss (income) from discontinued operations, pre-tax(f)	47	(196)		26	(149)	(26)
add: (Benefit from) provision for income taxes related to identified items	(22)	12		67	(10)	79
Net income excluding identified items	$202	$110		$724	$312	$1,157

Net income	$115	$177		$924	$292	$1,397
Provision for income taxes	62	78		249	140	371
Depreciation and amortization	332	323		387	655	752
Interest expense, net	97	77		83	174	169
EBITDA	606	655		1,643	1,261	2,689
Identified items
less: Gain on sale of business(a)	—	—		(293)	—	(293)
add: Asset write-down(b)	32	—		—	32	—
add: Cash Improvement Plan costs(c)	20	—		—	20	—
add: Dutch PO joint venture exit costs(d)	—	117	.	—	117	—
add: European transaction costs(e)	10	—		—	10	—
less: EBITDA from discontinued operations(f)	47	(196)		(20)	(149)	(103)
EBITDA excluding identified items	$715	$576		$1,330	$1,291	$2,293

(a) In 2024, we sold our U.S. Gulf Coast-based Ethylene Oxide and Derivatives ("EO&D") business, resulting in the recognition of a gain in our Intermediates & Derivatives ("I&D") segment.
(b) Includes asset write-downs in excess of $10 million in aggregate for the period. The second quarter of 2025 includes a non-cash impairment of property, plant and equipment of $32 million related to the European assets classified as held for sale within our Olefins & Polyolefins – Europe, Asia & International ("O&P-EAI") segment.
(c) In April 2025, the Company announced the Cash Improvement Plan, focused on strengthening financial performance, which resulted in employee-related charges across all segments.
(d) In March 2025, we announced plans to permanently close our Dutch PO joint venture asset within the I&D segment, resulting in the recognition of shutdown-related costs.
(e) In June 2025, we announced plans to sell select olefins & polyolefins assets and the associated business in Europe, resulting in selling expenses, separation costs and employee-related charges in our O&P-EAI segment.
(f) In February 2025, we ceased business operations at our Houston refinery. Accordingly, our refining business, previously disclosed as the Refining segment, is reported as a discontinued operation. The related operating results of our refining business are reported as discontinued operations for all periods presented.

Table 3 - Reconciliation of Diluted EPS to Diluted EPS Excluding Identified Items
	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Diluted earnings per share	$0.34	$0.54	$2.82	$0.88	$4.25
Identified items
less: Gain on sale of business	—	—	(0.68)	—	(0.68)
add: Asset write-downs(a)	0.07	—	—	0.07	—
add: Cash Improvement Plan costs	0.05	—	—	0.05	—
add: Dutch PO joint venture exit costs	—	0.27	—	0.27	—
add: European transaction costs	0.03	—	—	0.03	—
less: Loss (income) from discontinued operations	0.13	(0.48)	0.06	(0.35)	(0.05)
Diluted earnings per share excluding identified items	$0.62	$0.33	$2.20	$0.95	$3.52

(a) Includes asset write-downs in excess of $10 million in aggregate for the period.

Table 4 - Calculation of Cash and Liquid Investments and Total Liquidity
Millions of U.S. dollars	June 30, 2025
Cash and cash equivalents and restricted cash	$1,704
Short-term investments	—
Cash and liquid investments	1,704
add:
Availability under Senior Revolving Credit Facility	3,750
Availability under U.S. Receivables Facility	900
Total liquidity	$6,354

Table 5 - Calculation of Dividends and Share Repurchases
Three Months Ended
Millions of U.S. dollars	June 30, 2025
Dividends paid - common stock	$445
Repurchase of Company ordinary shares	91
Dividends and share repurchases	$536